Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference to the Registration Statement on Form S-3 of our reports dated March 2, 2018 relating to the consolidated financial statements of WMIH Corp. which appear in the Annual Report on Form 10-K of WMIH Corp. for the year ended December 31, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

BPM LLP

San Francisco, California

August 29, 2018